UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

February 14, 2020

APX GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Refinancing Transactions

Overview

On February 14, 2020, APX Group, Inc. (the “Issuer” or the “Borrower”), the direct, wholly owned subsidiary of APX Group Holdings, Inc. (the “Company”), issued $600.0 million aggregate principal amount of 6.75% Senior Secured Notes due 2027 (the “Notes”), pursuant to an indenture, dated as of February 14, 2020 (the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”) and collateral agent.

Concurrently with the Notes offering, the Issuer amended and restated the credit agreements governing its existing revolving credit facility and existing term loan facility (the “Concurrent Refinancing Transactions”). In connection therewith, the Issuer, among other things, (i) extended the maturity date with respect to certain commitments under the revolving credit facility and increased the aggregate commitments in respect of the revolving credit facility to $350.0 million and (ii) incurred $950.0 million aggregate principal amount of term loans.

The Issuer used the net proceeds from the Notes offering and Concurrent Refinancing Transactions, together with the proceeds from the previously announced merger of Vivint Smart Home, Inc. (“Vivint”) with Mosaic Acquisition Corp. completed on January 17, 2020, to (i) redeem all of the Issuer’s outstanding 8.750% Senior Notes due 2020 (the “2020 Notes Redemption”), (ii) redeem all of the Issuer’s outstanding 8.875% Senior Secured Notes due 2022 (the “2022 Private Placement Notes Redemption”), (iii) refinance in full the existing borrowings under the Issuer’s existing term loan facility and revolving credit facility, (iv) redeem $223.0 million aggregate principal amount of the Issuer’s outstanding 7.875% Senior Secured Notes due 2022 (the “Existing 7.875% Notes Redemption” and, together with the 2020 Notes Redemption and the 2022 Private Placement Notes Redemption, the “Redemptions”) and (v) pay the related accrued interest, fees and expenses related thereto. The Issuer irrevocably deposited funds with the applicable trustee and/or paying agent to effect the Redemptions and to satisfy and discharge all of the Issuer’s remaining obligations under the indenture governing the Issuer’s 8.750% Senior Notes due 2020 and the note purchase agreement governing the Issuer’s 8.875% Senior Secured Notes due 2022. Vivint intends to use any remaining net proceeds for general corporate purposes, which may include repayment of additional indebtedness.

Senior Secured Notes due 2027

The following is a brief description of the terms of the Notes and the Indenture. Capitalized terms used herein, but not defined herein, will have the meanings given to them in the Indenture.

Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2020. Interest on the Notes will accrue from and including February 14, 2020. The Notes will mature on February 15, 2027, or on such earlier date as a result of the operation of certain springing maturity date provisions set forth in the Indenture.

Ranking

The Notes and the guarantees thereof are the Issuer’s and the Guarantors’ senior secured obligations and rank:

•	equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior obligations (without giving effect to security interests); and

•	senior in right of payment to any of the Issuer’s and the Guarantors’ obligations that are expressly subordinated in right of payment to the Notes.

The Notes and the guarantees thereof will be effectively senior to any future indebtedness of the Issuer that is unsecured or secured by Liens on Collateral that are junior to the Liens securing the Notes, in each case, to the extent of the value of the Collateral (after giving effect to Liens securing the Priority Payment Lien Obligations and any other Lien on the Collateral). The Notes and the guarantees thereof will be structurally subordinated to all existing and future liabilities (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

Guarantees and Collateral

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by the Company, and each of the Issuer’s existing restricted subsidiaries that guarantee indebtedness under the Issuer’s revolving credit facility, term loan facility and the Issuer’s existing senior secured notes and senior unsecured notes. The Issuer’s existing and future foreign subsidiaries are not expected to guarantee the Notes. These guarantees are subject to release under specified circumstances.

The Notes are secured, on a pari passu basis, by the collateral securing obligations under the Issuer’s existing senior secured notes, the revolving credit facility and term loan facility, in each case, subject to certain exceptions and permitted liens. Under the terms of the security documents and the intercreditor agreement, the proceeds of any collection, sale, disposition or other realization of collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied first to repay “superpriority” obligations, including borrowings under the Issuer’s revolving credit facility, and any additional “superpriority” borrowings that the Issuer is permitted to incur in the future.

Optional Redemption

The Issuer may, at its option, redeem at any time and from time to time prior to February 15, 2023, some or all of the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date plus the applicable “make-whole premium.” From and after February 15, 2023, the Issuer may, at its option, redeem at any time and from time to time some or all of the Notes at the applicable redemption prices listed in the Indenture. In addition, on or prior to February 15, 2023, the Issuer may, at its option, redeem up to 40% of the Notes issued under the Indenture (including any additional Notes issued thereunder) with the proceeds from certain equity offerings at the redemption price listed in the Indenture.

At any time and from time to time prior to February 15, 2023, the Issuer may at its option redeem during each 12-month period commencing with the issue date up to 10% of the aggregate principal amount of the Notes issued under the Indenture (including any additional Notes issued thereunder), at a redemption price equal to 103% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, to the redemption date.

Change of Control Offer

Upon the occurrence of specific kinds of change of control, if the Issuer does not redeem the Notes, the holders of the Notes will have the right to require the Issuer to repurchase some or all of the holders’ Notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of certain of the Issuer’s subsidiaries to:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

These covenants are subject to a number of important limitations and exceptions.

Events of Default

The Indenture also provides for events of default which, if any of them occur, would permit or require the principal of and premium, if any, and interest on the Notes to become or to be declared due and payable immediately.

The foregoing description of the Indenture is included to provide you with a summary of its key terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amended and Restated Credit Agreement

On February 14, 2020 (the “Closing Date”), the Borrower entered into an Amended and Restated Credit Agreement (the “Term Loan Agreement”) among the Borrower, the Company, each lender from time to time party thereto and Bank of America, N.A., as administrative agent. The Term Loan Agreement provides for total term loan commitments of $950.0 million.

The Term Loan Agreement amended and restated the Borrower’s existing credit agreement governing its term loan facility to, among other things, (1) provide for aggregate principal amount of $950.0 million of term loans and (2) reflect certain changes to incremental capacity, covenants and other terms as set forth in the Term Loan Agreement.

Interest Rate

Borrowings under the Term Loan Agreement bear interest at a rate per annum equal to an applicable margin plus, at the Borrower’s option, either (1) a base rate determined by reference to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, plus 1.00% or (2) the LIBO rate determined by reference to the London interbank offered rate for dollars for the applicable interest period length as elected by the Borrower. The applicable margin for base rate borrowings is 4.0% per annum and the applicable margin for LIBO rate borrowings is 5.0% per annum.

Amortization and Final Maturity

The Borrower is required to make quarterly amortization payments under the Term Loan Agreement in an amount equal to 0.25% of the aggregate principal amount of term loans outstanding on the Closing Date. The remaining principal amount outstanding under the term loan facility will be due and payable in full on (x) if the Springing Maturity Condition does not apply, December 31, 2025 and (y) if the Springing Maturity Condition does apply, the 2023 Springing Maturity Date. The “Springing Maturity Condition” applies if, on the 2023 Springing Maturity Date, an aggregate principal amount of the Borrower’s 7.625% Senior Unsecured Notes Due 2023 (the “2023 Notes”) in excess of $125.0 million are either outstanding or have not been repaid or redeemed with certain qualifying proceeds specified in the Term Loan Agreement. The “2023 Springing Maturity Date” means the date that is 91 days before the maturity date with respect to the 2023 Notes.

Guarantees and Collateral

Obligations under the Term Loan Agreement are unconditionally guaranteed by the Company and each of the Borrower’s existing and future U.S. wholly-owned restricted subsidiaries (with certain exceptions for immaterial subsidiaries) and are secured by a perfected security interest in substantially all of the assets of the Borrower and the guarantors, in each case, now owned or later acquired, including a pledge of all of the Borrower’s capital stock, the capital stock of substantially all of the Borrower’s U.S. wholly-owned restricted subsidiaries and 65% of the capital stock of certain of the Borrower’s foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

Ranking

The collateral securing the obligations under the Term Loan Agreement, together with the Borrower’s outstanding indebtedness under the revolving credit facility, its secured notes and certain other future indebtedness and obligations permitted under the indentures governing the Borrower’s outstanding notes, the Term Loan Agreement and the revolving credit facility, are subject to first priority liens securing such indebtedness. However, under the terms of an existing intercreditor agreement, borrowings under the revolving credit facility will effectively rank ahead of the Borrower’s outstanding secured notes and the term loans under the Term Loan Agreement.

Certain Covenants and Events of Default

The Term Loan Agreement includes negative covenants that will, among other things and subject to certain significant exceptions, limit the ability of the Borrower and its restricted subsidiaries to:

•	incur indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell assets, including capital stock of its subsidiaries;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock;

•	alter the business it conducts;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in transactions with its affiliates; and

•	enter into agreements limiting subsidiary dividends and distributions.

The Term Loan Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the term loan facility will be entitled to take various actions, including the acceleration of amounts due under the term loan facility and all actions customarily permitted to be taken by a secured creditor.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Fourth Amended and Restated Credit Agreement

On February 14, 2020, the Borrower entered into an Fourth Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) among the Borrower, the Company, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, which governs the Borrower’s revolving credit facility.

The Revolving Credit Agreement amends the Borrower’s existing revolving credit facility to, among other things, extend the maturity date of certain commitments and increase the aggregate commitments thereunder (the “Extended Revolving Credit Facility”). The Extended Revolving Credit Facility provides for substantially the same terms, including with respect to guarantees therein, as the existing revolving credit facility, except that the Revolving Credit Agreement will (1) provide for aggregate commitments of $350.0 million, (2) provide for an amended financial maintenance covenant to be tested on terms to be provided in the definitive documentation in respect of the Extended Revolving Credit Facility and (3) reflect certain changes to incremental capacity, covenants and other terms as set forth in the Revolving Credit Agreement. Further, the Revolving Credit Agreement provides that the $10.9 million of Series A Revolving Credit Commitments and $8.3 million of Series B Revolving Credit Commitments will mature on

March 31, 2021 and the $330.8 million of Series C Revolving Credit Commitments will mature on February 14, 2025 or earlier, if the Revolver Springing Maturity Condition applies. The “Revolver Springing Maturity Condition” applies if (i) on the 2022 Springing Maturity Date, an aggregate principal amount of the Borrower’s 7.875% Senior Secured Notes Due 2022 (the “2022 Notes”) in excess of $350.0 million are either outstanding or have not been repaid or redeemed with certain qualifying proceeds specified in the Revolving Credit Agreement, (ii) on the 2023 Springing Maturity Date, an aggregate principal amount of the 2023 Notes in excess of $125.0 million are either outstanding or have not been repaid or redeemed with certain qualifying proceeds specified in the Revolving Credit Agreement or (iii) on the 2024 Springing Maturity Date, an aggregate principal amount of the Borrower’s 8.500% Senior Secured Notes Due 2024 (the “2024 Notes”) in excess of $125.0 million are either outstanding or have not been repaid or redeemed with certain qualifying proceeds specified in the Revolving Credit Agreement. The “2022 Springing Maturity Date” means the date that is 91 days before the maturity date with respect to the 2022 Notes, the “2023 Springing Maturity Date” means the date that is 91 days before the maturity date with respect to the 2023 Notes and the “2024 Springing Maturity Date” means the date that is 91 days before the maturity date with respect to the 2024 Notes.

Interest Rate and Fees

Borrowings under the Revolving Credit Agreement bear interest at a rate per annum equal to an applicable margin plus, at the Borrower’s option, either (1) the base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, plus 1.00% (but in no event less than 0%) or (2) the LIBOR rate determined by reference to the London interbank offered rate for dollars for the interest period relevant to such borrowing (but in no event less than 0%).

The applicable margin for base rate borrowings (a) under the Series A Revolving Credit Commitments of approximately $10.9 million and Series C Revolving Credit Commitments of approximately $330.8 million is currently 2.0% per annum and (b) under the Series B Revolving Credit Commitments of approximately $8.3 million is currently 3.0% and the applicable margin for LIBOR borrowings (a) under the Series A Revolving Credit Commitments and Series C Revolving Credit Commitments is currently 3.0% per annum and (b) under the Series B Revolving Credit Commitments is currently 4.0%. The applicable margin is subject to one step-down of 25 basis points based on the Borrower meeting a consolidated first lien net leverage ratio test at the end of each fiscal quarter.

In addition to paying interest on outstanding principal under the revolving credit facility, the Borrower is required to pay a quarterly commitment fee (which will be subject to one step-down of 12.5 basis points based on our meeting a consolidated first lien net leverage ratio) to the lenders under the Revolving Credit Agreement in respect of the unutilized commitments thereunder. The Borrower also pays customary letter of credit and agency fees.

Amortization and Final Maturity

The Borrower is not required to make any scheduled amortization payments under the revolving credit facility. The principal amount outstanding under the revolving credit facility will be due and payable in full on the applicable maturity date as described above.

Guarantees and Security

Obligations under the Revolving Credit Agreement are unconditionally guaranteed by the Company and each of the Borrower’s existing and future U.S. wholly-owned restricted subsidiaries (with certain exceptions for immaterial subsidiaries) and are secured by a perfected security interest in substantially all of the assets of the Borrower and the guarantors, in each case, now owned or later acquired, including a pledge of all of the Borrower’s capital stock, the capital stock of substantially all of the Borrower’s U.S. wholly-owned restricted subsidiaries and 65% of the capital stock of certain of the Borrower’s foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

Ranking

The collateral securing the obligations under the Revolving Credit Agreement, together with the Borrower’s outstanding secured notes, obligations under the Term Loan Agreement and certain other future indebtedness and obligations permitted under the indentures governing the Borrower’s outstanding notes and the Amended and Restated Credit Agreement, are subject to first priority liens securing such indebtedness. However, under the terms of an existing intercreditor agreement, borrowings under the Revolving Credit Agreement will effectively rank ahead of the Borrower’s outstanding secured notes and the term loans under the Term Loan Agreement.

Certain Covenants and Events of Default

The Revolving Credit Agreement includes negative covenants that will, among other things and subject to certain significant exceptions, limit the ability of the Borrower and its restricted subsidiaries to:

•	incur indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell assets, including capital stock of its subsidiaries;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock;

•	alter the business it conducts;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in transactions with its affiliates; and

•	enter into agreements limiting subsidiary dividends and distributions.

The Revolving Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the Revolving Credit Agreement will be entitled to take various actions, including the acceleration of amounts due under the Revolving Credit Agreement and all actions customarily permitted to be taken by a secured creditor.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On February 14, 2020, Vivint issued a press release announcing that the Issuer completed the refinancing transactions described in this report.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Indenture, dated as of February 14, 2020, among the Issuer, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Vivint Smart Home, Inc. filed on February 19, 2020 (File Number: 001-38246)).

10.2	Amended and Restated Credit Agreement, dated as of February 14, 2020, among the Borrower, the Company, each lender from time to time party thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Vivint Smart Home, Inc. filed on February 19, 2020 (File Number: 001-38246)).

10.3	Fourth Amended and Restated Credit Agreement, dated as of February 14, 2020, among the Borrower, the Company, the other guarantors party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, L/C issuer and swing line lender (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Vivint Smart Home, Inc. filed on February 19, 2020 (File Number: 001-38246)).

99.1	Press release issued February 14, 2020 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Vivint Smart Home, Inc. filed on February 18, 2020 (File Number: 001-38246)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Dale R. Gerard
Name:	Dale R. Gerard
Title:	Interim Chief Financial Officer

Date: February 19, 2020